FIRST-TIER SUBSEQUENT ASSIGNMENT

			Dated: July 10, 2002


		For value received, in accordance with the Purchase Agreement, dated as of June 1, 2002, between the undersigned and MMCA
Auto Receivables Trust (the "Purchaser") (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement), all right, title and interest of the undersigned, whether now owned or hereafter acquired, in, to and under the following, collectively:

	(i) 	the Subsequent Receivables listed on Schedule A hereto;

	(ii) 	with respect to the Subsequent Receivables that are
		Actuarial Receivables, monies due thereunder on or after June 30, 2002 (the "Subsequent Cutoff Date") (including
		Payaheads) and, with respect to	Subsequent Receivables that
		are Simple Interest Receivables, monies	received thereunder
		on or after the Subsequent Cutoff Date;

	(iii) 	the security interests in Financed Vehicles granted by
		Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

	(iv) 	all rights to receive proceeds with respect to such
		Subsequent Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

	(v) 	all rights to receive proceeds with respect to such Subsequent
		Receivables from recourse to Dealers thereon pursuant to the related Dealer Agreements;

	(vi) 	all of the Seller's rights to the Receivable Files that relate
		to such Subsequent Receivables;

	(vii) 	all payments and proceeds with respect to such Subsequent
		Receivables held by the Seller;

	(viii) 	all property (including the right to receive Liquidation
		Proceeds and Recoveries and Financed Vehicles and the
		proceeds thereof acquired by the Seller pursuant to the terms of a Subsequent Receivable that is a Final Payment Receivable), guarantees and other collateral securing a Subsequent Receivable (other than a Subsequent Receivable purchased by
		the Servicer or	repurchased by the Seller);

	(ix) 	all rebates of premiums and other amounts relating to insurance
		policies and other items financed under such Subsequent Receivables in effect as of the Subsequent Cutoff Date; and

	(x) 	all present and future claims, demands, causes of action and
		choses in action in respect of any or all of the foregoing and
		all payments on or under and all proceeds of every kind and
		nature whatsoever in respect of any or all of the foregoing,
		including all proceeds of the conversion thereof, voluntary or
		involuntary, into cash or other liquid property, all cash proceeds,
		accounts, accounts receivable, notes, drafts, acceptances, chattel
		paper, checks, deposit accounts, insurance proceeds, condemnation
		awards, rights to payment of any and every kind and other forms of
		obligations and receivables, instruments and other property which
		at any time constitute all or part of or are included in the
		proceeds of any of the foregoing.

	The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors,insurers or any other Person in connection with the Subsequent Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

	This First-Tier Subsequent Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

	The Seller hereby represents that as of the Subsequent Cut-off Date the aggregate Principal Balance of the Subsequent Receivables conveyed hereby was $246,502,996.38.

	In the event that the foregoing sale, assignment, transfer and conveyance is deemed to be a pledge, the undersigned hereby grants to the Purchaser a first priority security interest in all of the undersigned's right to and interest in the Subsequent Receivables and other property described in clauses (i) through
(x) above to secure a loan deemed to have been made by the Purchaser to the undersigned in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

	This First-Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the undersigned under this First-Tier Subsequent Assignment shall be determined in accordance with such laws.

	Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in or incorporated by reference into the Purchase Agreement.



	IN WITNESS WHEREOF, the undersigned has caused this First-Tier Subsequent Assignment to be duly executed as of the day hereinabove set forth.


				MITSUBISHI MOTORS CREDIT OF AMERICA, INC.



					By: /s/ Hideyuki Kitamura
					_______________________________
  					Name:  Hideyuki Kitamura
					Title: Excutive Vice President,
					       Finance & Treasurer



Schedule A


SCHEDULE OF SUBSEQUENT RECEIVABLES PROVIDED TO THE
INDENTURE TRUSTEE ON THE SUBSEQUENT CLOSING DATE,
WHICH MAY BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE